Exhibit 5.1

Capital Clean Energy Carriers Corp.

3, Iassonos Street

Piraeus, Athens

18537, Greece

Our reference: 24435.50035/80945702v2

June 10, 2025

Registration Statement on Form F-3: Exhibit 5.1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Capital Clean Energy Carriers Corp., a Marshall Islands corporation (the “Corporation”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (“Rules”), of a registration statement on Form F-3 (such registration statement, the “Registration Statement”) for the registration of up to 20,000,000 common shares of the Corporation, par value $0.01 per share (the “DRIP Shares”), which may be issued to eligible participants under the Corporation’s Dividend Reinvestment Plan as described in the Registration Statement (the “Plan”).

The DRIP Shares will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

In rendering this opinion, we have examined originals or photocopies of all such documents, including:

(i)	the Registration Statement and the Prospectus;

(ii)	the Corporation’s Bylaws (the “Bylaws”) and Articles of Incorporation dated as of August 26, 2024 (the “Articles” and together with the Bylaws, the “Organizational Documents”); and

(iii)

such other papers, documents, agreements, and certificates of public officials and certificates of officers or representatives of the Corporation, as we have deemed relevant or necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed: (a) the legal competence or capacity of each natural person or entity (other than the Corporation), (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have further assumed the validity and enforceability of the Plan under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Corporation and of public officials, in each case as we have deemed relevant or appropriate. We have not independently verified the facts so relied on.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) the DRIP Shares shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement, (iii) each Drip Share will be sold or issued at a price not less than the greater of $0.01 and the then par value thereof and within five years of effectiveness of the Registration Statement, and (iv) the Corporation will, at the time of any issuance of DRIP Shares, have a sufficient number of authorized but unissued common shares pursuant to its Articles to so issue the relevant number of DRIP Shares, after taking into account shares reserved for issuance.

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the DRIP Shares are issued and delivered by the Corporation after receipt of full payment therefor in accordance with the terms of the Organizational Documents, the provisions of the Plan, the Registration Statement and Prospectus, the DRIP Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the prospectus and the Registration Statement, and to the references to our firm in the Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP